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                                                                  EXHIBIT 11.01

              American Casino Enterprises, Inc. and Subsidiaries

             Schedule of Computation of Earnings Per Common Share
                         And Common Share Equivalent

                 Three Months Ended October 31, 1995 and 1994

                                                          1995          1994
                                                       -----------   -----------
                     PRIMARY:

Net income                                             $ 1,353,000   $   870,000
                                                       ===========   ===========
Weighted average number of common shares
  outstanding during the period                         14,367,958    14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                           1,323,744       431,106
                                                       -----------   -----------
Weighted average number of shares used in
  calculation of primary income per share               15,691,702    14,660,175
                                                       ===========   ===========
PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                            $      0.09   $      0.06
                                                       ===========   ===========


                     FULLY DILUTED:

Net income                                             $ 1,353,000   $   870,000
                                                       ===========   ===========

Weighted average number of common shares
  outstanding during the year                           14,367,958    14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                           1,595,665       320,537
                                                       -----------   -----------
Weighted average number of shares used in
  calculation of fully diluted income per share         15,963,623    14,549,606
                                                       ===========   ===========
FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                            $      0.09   $      0.06
                                                       ===========   ===========


NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income and Retained Earnings because the effect is antidilutive or the dilutive effect is less than three percent.

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